UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 25, 2008

ALLOY STEEL INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-32875	98-0233941
(State or other jurisdiction of incorporation)	Commission File Number)	IRS Employer Identification No.)

42 MERCANTILE WAY MALAGA
P.O. BOX 3087 MALAGA DC 6945

(Address of principal executive offices)

Registrant’s telephone number, including area code:  61 8 9248 3188

ITEM 8.01                                OTHER EVENTS.

NEW ARCOPLATE PRODUCTION MILL

The Directors of Alloy Steel International, Inc. have been advised by the Company’s Engineering Department that the new Arcoplate Production Mill is expected to be ready for trialing in June 2008.

This is a realistic target date which will only not be met if there is a delay in the supply of machine components from local and international suppliers.  At this point in time, we are not aware of any possible delays.

Testing and real time proving production runs are expected to take approximately six weeks, and on this basis, the machine should be producing commercial product prior to the end of August 2008.

As the new production mill has a significant amount of new innovations, including mechanical, electronic and parameter control software, we have allowed additional time of six weeks for proving and tuning.

The Company is at present looking at patent protection for the new innovations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOY STEEL INTERNATIONAL, INC.

Date: February 25, 2008	By: /s/ Alan Winduss

Name: Alan Winduss
Its: Chief Financial Officer